SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 20, 2012

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2012, Lynnhaven Parkway Associates LLC (“LPA”), a subsidiary of Wheeler Real Estate Investment Trust, L.P., a Virginia limited partnership and the operating partnership of Wheeler Real Estate Investment Trust, Inc. a Maryland corporation (the “Registrant”), entered into a Change in Terms Agreement (the “Agreement”) with TowneBank by which certain terms of LPA’s existing indebtedness were altered. Specifically, Agreement (a) extended the maturity of the indebtedness to December 30, 2017, (b) provided for a principal amount of $1,533,346, an interest rate of 4.15% and a 240-month amortization and (c) released the unlimited personal guaranty of Jon S. Wheeler.

Mr. Wheeler is the Chairman and President of the Registrant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

None.

(b) Pro forma financial information.

None.

(c) Shell company transactions.

None.

(d) Exhibits.

10.1	Change in Terms Agreement, dated December 20, 2012, by and between TowneBank and Lynnhaven Parkway Associates LLC, a subsidiary of the Registrant’s operating partnership.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler Chairman and President

Dated: December 27, 2012